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                                                                    Exhibit 23.2

                      Consent of Independent Accountants
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We hereby consent to the use in this Registration Statement on Form S-1 of
Better Minerals & Aggregates Company (and its affiliate registrant guarantors) of our reports dated March 16, 2001 relating to the financial statements and financial statement schedule of Better Minerals & Aggregates Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 10, 2001